Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--July 19, 2018

SECOND QUARTER 2018 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin	Efficiency ratio	Book value per common share
$104.7 million	$0.99	4.70%	42.1%	$22.59

CEO COMMENTARY:
“The success of our constructive partnership with customers – helping them succeed helps us succeed – led Western Alliance to another solid quarter of performance,” said Chief Executive Officer, Kenneth Vecchione.

“Deposit growth of $733 million paired with loan growth of $578 million, together drove net interest income to a new high and boosted the interest margin 10 basis points to 4.70 percent. Operating leverage improved as the $11.3 million increase in net operating revenue[1] from the first quarter was more than triple the $3.3 million increase in operating expense[1]. Asset quality remained strong with net loan losses of only 0.07 percent of total loans during the quarter and non-performing assets of 0.29 percent of total assets. Net income of $104.7 million and earnings per share of $0.99 were each 30 percent higher than the year ago period. Return on assets exceeded 2 percent for the first time in company history and return on tangible equity[1] was again above 20 percent. Tangible book value per share[1] now stands at $19.78.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $104.7 million and $0.99 compared to $100.9 million and $0.96, respectively

▪	Net operating revenue of $238.2 million constituting growth of 5.0%, or $11.3 million, compared to an increase in operating non-interest expenses of 3.4%, or $3.4 million[1]

▪	Operating pre-provision net revenue of $135.5 million, up $7.9 million from $127.6 million[1]

▪	Effective tax rate of 19.48%, compared to 17.10%, due the cyclical excess tax benefits on share-based payment awards in Q1

▪	Net income of $104.7 million and earnings per share of $0.99, compared to $80.0 million and $0.76, respectively

▪	Net operating revenue of $238.2 million constituting year-over-year growth of 17.1%, or $34.8 million, compared to an increase in operating non-interest expenses of 16.5%, or $14.5 million[1]

▪	Operating pre-provision net revenue of $135.5 million, up $20.3 million from $115.2 million [1]

▪	Effective tax rate of 19.48%, compared to 28.56%, due to the effect of the Tax Cuts and Jobs Act.

FINANCIAL POSITION RESULTS:

▪	Total loans of $16.14 billion, up $578 million, or 14.3% annualized

▪	Total deposits of $18.09 billion, up $733 million, or 16.9% annualized

▪	Stockholders' equity of $2.39 billion, up $98 million

▪	Increase in total loans of $2.15 billion, or 15.4%

▪	Increase in total deposits of $2.06 billion, or 12.8%

▪	Increase in stockholders' equity of $333 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.29%, compared to 0.33%

▪	Annualized net loan charge-offs to average loans outstanding of 0.07%, compared to 0.04%

▪	Nonperforming assets to total assets of 0.29%, compared to 0.32%

▪	Annualized net loan charge-offs (recoveries) to average loans outstanding of 0.07%, compared to (0.03)%

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.70%, compared to 4.60%

▪	Return on average assets and return on tangible common equity[1] of 2.02% and 20.41%, compared to 1.99% and 20.46%, respectively

▪	Tangible common equity ratio of 9.9%, compared to 9.8% [1]

▪	Tangible book value per share, net of tax, of $19.78, an increase from $18.86 [1]

▪	Operating efficiency ratio of 42.1%, compared to 42.7% [1]

▪	Net interest margin of 4.70%, compared to 4.61%

▪	Return on average assets and return on tangible common equity[1] of 2.02% and 20.41%, compared to 1.71% and 18.42%, respectively

▪	Tangible common equity ratio of 9.9%, compared to 9.5% [1]

▪	Tangible book value per share, net of tax, of $19.78, an increase of 18.4% from $16.71 [1]

▪	Operating efficiency ratio of 42.1%, compared to 41.2% [1]

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 20.

Income Statement
Net interest income was $224.1 million in the second quarter 2018, an increase of $9.9 million from $214.2 million in the first quarter 2018, and an increase of $31.4 million, or 16.3%, compared to the second quarter 2017. As acquired loans are recorded at fair value in an acquisition, purchase discounts on these acquired loans are recorded and accreted into interest income based on expected future cash flows or over the life of the loans and may be accelerated upon prepayment of acquired loans. Net interest income in the second quarter 2018 includes $5.1 million of total accretion income from acquired loans, compared to $5.7 million in the first quarter 2018, and $7.1 million in the second quarter 2017.
The Company’s net interest margin in the second quarter 2018 was 4.70%, an increase from 4.60% in the first quarter 2018, and from 4.61% in the second quarter 2017. Adjusting net interest margin to include the effects of the Tax Cuts and Jobs Act ("TCJA"), which reduced the tax equivalent adjustment from tax-exempt securities and loans, results in adjusted net interest margin1 of 4.49% for the second quarter 2017.
Operating non-interest income was $14.1 million for the second quarter 2018, compared to $12.7 million for the first quarter 2018, and $10.6 million for the second quarter 2017.1 The increase in operating non-interest income for the second quarter 2018 compared to the same quarter in the prior year is due primarily to increases in income from equity securities of $1.2 million, lending related income of $0.8 million, and card income of $0.5 million.
Net operating revenue was $238.2 million for the second quarter 2018, an increase of $11.3 million, compared to $226.9 million for the first quarter 2018, and an increase of $34.8 million, or 17.1%, compared to $203.4 million for the second quarter 2017.1
Operating non-interest expense was $102.7 million for the second quarter 2018, compared to $99.4 million for the first quarter 2018, and $88.2 million for the second quarter 2017.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 42.1% for the second quarter 2018, compared to 42.7% for the first quarter 2018, and 41.2% for the second quarter 2017. Adjusting the operating efficiency ratio1 to include the effects of the lower statutory corporate federal tax rate would result in an operating efficiency ratio of 42.3% for the second quarter 2017.
Income tax expense was $25.3 million for the second quarter 2018, compared to $20.8 million for the first quarter 2018, and $32.0 million for the second quarter 2017. Income tax expense for the first and second quarters of 2018 includes the effect of the TCJA, which lowered the statutory corporate tax rate from 35% to 21%.
Net income was $104.7 million for the second quarter 2018, an increase of $3.8 million from $100.9 million for the first quarter 2018, and an increase of $24.7 million, or 30.9%, from $80.0 million for the second quarter 2017. Earnings per share was $0.99 for the second quarter 2018, compared to $0.96 for the first quarter 2018, and $0.76 for the second quarter 2017.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the second quarter 2018, the Company’s operating PPNR was $135.5 million, up from $127.6 million in the first quarter 2018, and up 17.6% from $115.2 million in the second quarter 2017.1 The non-operating items1 for the second quarter 2018 consisted of a net gain on sales and valuations of repossessed and other assets of $0.2 million, offset by net unrealized losses on assets measured at fair value of $0.7 million.
The Company had 1,773 full-time equivalent employees and 47 offices at June 30, 2018, compared to 1,713 employees and 47 offices at March 31, 2018, and 1,628 employees and 46 offices at June 30, 2017.

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 20.

Balance Sheet
Gross loans totaled $16.14 billion at June 30, 2018, an increase of $578 million from $15.56 billion at March 31, 2018, and an increase of $2.15 billion from $13.99 billion at June 30, 2017. The increase from the prior quarter was driven by an increase of $334 million in commercial and industrial loans and $127 million in residential real estate loans. From June 30, 2017, loans increased across all loan types, with the largest increase in commercial and industrial loans of $957 million. At June 30, 2018, the allowance for credit losses to gross loans held for investment was 0.91%, compared to 0.93% at March 31, 2018, and 0.94% at June 30, 2017. At June 30, 2018, the allowance for credit losses to total organic loans was 0.99%, compared to 1.02% at March 31, 2018, and 1.08% at June 30, 2017. The Company defines its organic loans as those loans that have not been acquired in a transaction accounted for as a business combination.
Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. Credit discounts on acquired loans are included as a reduction to gross loans. These discounts totaled $19.7 million at June 30, 2018, compared to $23.1 million at March 31, 2018, and $37.8 million at June 30, 2017.
Deposits totaled $18.09 billion at June 30, 2018, an increase of $733 million from $17.35 billion at March 31, 2018, and an increase of $2.06 billion from $16.03 billion at June 30, 2017. The increase from the prior quarter was driven by an increase of $446 million in non-interest bearing demand deposits and $154 million from savings and money market accounts. From June 30, 2017, deposits increased across all deposit types, with the largest increase in non-interest bearing demand deposits of $1.09 billion. Non-interest bearing deposits were $7.95 billion at June 30, 2018, compared to $7.50 billion at March 31, 2018, and $6.86 billion at June 30, 2017. Non-interest bearing deposits comprised 43.9% of total deposits at June 30, 2018, compared to 43.2% at March 31, 2018, and 42.8% at June 30, 2017. The proportion of savings and money market balances to total deposits was 35.8%, compared to 36.4% at March 31, 2018, and 38.1% at June 30, 2017. Certificates of deposit as a percentage of total deposits were 10.0% at June 30, 2018, compared to 10.1% at March 31, 2018, and 9.9% at June 30, 2017. The Company’s ratio of loans to deposits was 89.2% at June 30, 2018, compared to 89.7% at March 31, 2018, and 87.3% at June 30, 2017.
Borrowings totaled $75 million at June 30, 2018, a decrease of $225 million from $300 million at March 31, 2018, and an increase of $75 million from zero at June 30, 2017. The change in borrowings from both the prior quarter and the prior year is due to fluctuations in FHLB overnight advances.
Qualifying debt totaled $361 million at June 30, 2018, compared to $364 million at March 31, 2018, and $375 million at June 30, 2017.
Stockholders’ equity at June 30, 2018 was $2.39 billion, compared to $2.29 billion at March 31, 2018, and $2.06 billion at June 30, 2017.
At June 30, 2018, tangible common equity, net of tax, was 9.9% of tangible assets1 and total capital was 13.4% of risk-weighted assets. The Company’s tangible book value per share1 was $19.78 at June 30, 2018, up 18.4% from June 30, 2017.
Total assets increased 2.9% to $21.37 billion at June 30, 2018, from $20.76 billion at March 31, 2018, and increased 13.4% from $18.84 billion at June 30, 2017. The increase in total assets from the prior year relates primarily to organic loan growth and an increase in investment securities resulting from utilized cash from increased deposits.
Asset Quality
The provision for credit losses was $5.0 million for the second quarter 2018, compared to $6.0 million for the first quarter 2018, and compared to $3.0 million for the second quarter 2017. Net loan charge-offs (recoveries) in the second quarter 2018 were $2.6 million, or 0.07% of average loans (annualized), compared to $1.4 million, or 0.04%, in the first quarter 2018, and $(1.2) million, or (0.03)%, in the second quarter 2017.
Nonaccrual loans decreased $3.3 million to $34.0 million during the quarter and increased $3.9 million during past twelve months. Loans past due 90 days and still accruing interest totaled zero at June 30, 2018, compared to $37 thousand at March 31, 2018, and $4.0 million at June 30, 2017. Loans past due 30-89 days and still accruing interest totaled $1.5 million at quarter end, a decrease from $6.5 million at March 31, 2018, and a decrease from $4.1 million at June 30, 2017.
Repossessed assets totaled $27.5 million at June 30, 2018, a decrease of $2.7 million from $30.2 million at March 31, 2018, and a decrease of $3.5 million from $31.0 million at June 30, 2017. Adversely graded loans and non-performing assets totaled $368.5 million at June 30, 2018, a decrease of $10.2 million from $378.7 million at March 31, 2018, and an increase of $0.7 million from $367.8 million at June 30, 2017.
As the Company’s capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 10.1% at June 30, 2018, compared to 9.4% at March 31, 2018, and 12.7% at June 30, 2017.1

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 20.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF") Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas.
The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $8.72 billion at June 30, 2018, an increase of $144 million during the quarter, and an increase of $891 million during the last twelve months. The growth in loans during the quarter was driven primarily by increases of $85 million in Arizona and $31 million in Nevada. The growth in loans during the last twelve months was driven by increases in all regional segments. The largest increases were $468 million in Arizona and $189 million in Southern California, followed by Nevada and Northern California with increases of $121 million and $113 million, respectively. Total deposits for the regional segments were $13.12 billion, an increase of $212 million during the quarter, and an increase of $616 million during the last twelve months. During the quarter, Arizona and Nevada had increases in deposits of $249 million and $114 million, respectively. These increases were partially offset by decreases of $121 million and $30 million in Southern California and Northern California, respectively. During the last twelve months, Arizona, Northern California, and Southern California had increased deposits of $491 million, $237 million, and $52 million, respectively. These increases were partially offset by a decrease in deposits of $163 million in Nevada.
Pre-tax income for the regional segments was $86.0 million for the three months ended June 30, 2018, an increase of $0.1 million from the three months ended March 31, 2018, and an increase of $1.3 million from the three months ended June 30, 2017. Arizona and Northern California had increases in pre-tax income of $4.3 million and $1.2 million, respectively, compared to the three months ended March 31, 2018. These increases were partially offset by a decrease of $5.4 million in Nevada. Arizona and Northern California had increases in pre-tax income from the three months ended June 30, 2017 of $5.1 million and $3.2 million, respectively. These increases were partially offset by decreases of $4.5 million and $2.6 million in Nevada and Southern California, respectively. For the six months ended June 30, 2018, the regional segments reported total pre-tax income of $171.8 million, an increase of $14.8 million compared to the six months ended June 30, 2017. Arizona, Northern California, and Nevada each had increases of $11.8 million, $2.9 million, and $1.4 million, respectively. These increases were partially offset by a decrease of $1.3 million in Southern California.
The NBL segments reported gross loan balances of $7.41 billion at June 30, 2018, an increase of $432 million during the quarter, and an increase of $1.26 billion during the last twelve months. There were increases in loans across all of the NBL segments compared to the prior quarter. The largest increases relate to the Other NBLs, HFF, and Technology & Innovation segments, which increased by $297 million, $53 million, and $37 million, respectively. During the last twelve months, each of the NBL segments have had increases in loans. The largest drivers of the increase were Other NBLs, HFF, and Technology & Innovation segments with increases of $849 million, $193 million, and $161 million, respectively. Total deposits for the NBL segments were $4.51 billion, an increase of $300 million during the quarter, and an increase of $1.05 billion during the last twelve months. The Technology & Innovation and HOA services segments each had increases of $260 million and $40 million, respectively. The increase of $1.05 billion during the last twelve months is the result of growth in the Technology & Innovation and HOA Services of $721 million and $328 million, respectively.
Pre-tax income for the NBL segments was $48.7 million for the three months ended June 30, 2018, an increase of $2.0 million from the three months ended March 31, 2018, and an increase of $6.1 million from the three months ended June 30, 2017. The increase in pre-tax income from the prior quarter relates primarily to the Technology & Innovation, HOA Services, and HFF segments, which increased by $1.6 million, $0.4 million, and $0.4 million, respectively. These increases were partially offset by a decrease in pre-tax income from the Other NBLs segment which had a decrease of $0.3 million. The primary drivers of the increase in pre-tax income from the same period in the prior year were the Other NBLs, Technology & Innovation, HFF, and HOA Services segments. These segments had increases of $2.8 million, $2.7 million, $2.6 million, and $1.6 million, respectively. These increases were partially offset by a decrease of $3.6 million in pre-tax income in the Public & Nonprofit segment. Pre-tax income for the NBL segments for the six months ended June 30, 2018 totaled $95.4 million, an increase of $15.3 million compared to the six months ended June 30, 2017. The largest increases in pre-tax income compared to the six months ended June 30, 2017 were in the Other NBLs, Technology & Innovation, HOA Services, and HFF segments. These segments had increases of $8.3 million, $6.2 million, $3.6 million, and $2.7 million, respectively. These increases were partially offset by a decrease of $5.5 million in the Public & Nonprofit segment.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2018 financial results at 12:00 p.m. ET on Friday, July 20, 2018. Participants may access the call by dialing 1-888-317-6003 and using passcode 5174586 or via live audio webcast using the website link https://services.choruscall.com/links/wal180720.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET July 20th through 9:00 a.m. ET August 20th by dialing 1-877-344-7529 passcode: 10121936.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Adoption of Accounting Standards
During the first quarter 2018, the Company adopted Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities and ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.
The amendments in ASU 2014-09 create a common revenue standard and clarify the principles for recognizing revenue that can be applied consistently across various transactions, industries, and capital markets. Although this new accounting guidance brings considerable changes to how many companies account for revenue and disclose revenue-related information, the effect on the Company has not been significant as substantially all of the Company's revenue is generated from interest income related to loans and investment securities, which are not within the scope of this guidance. For the Company's revenue streams that are within the scope of this guidance, the guidance was adopted on January 1, 2018 using the modified retrospective method. Upon adoption, the Company's accounting policies did not change materially as the principles of revenue recognition in the ASU are largely consistent with current practices applied by the Company.
The amendments in ASU 2016-01 require that equity investments be measured at fair value with changes in fair value recognized in net income, rather than accumulated other comprehensive income. Upon adoption of the new accounting guidance, on January 1, 2018, the Company recorded a cumulative-effect adjustment of $0.4 million to decrease accumulated other comprehensive income with a corresponding increase to opening retained earnings. During the six months ended June 30, 2018, the Company recognized a loss of $1.8 million related to fair value changes in equity securities.
The amendments in ASU 2018-02 allow a reclassification from accumulated other comprehensive income to retained earnings from tax effects resulting from the TCJA so that tax effects of items within other comprehensive income reflect the current tax rate. Previously, the effect of a change in tax laws or rates on deferred tax liabilities and assets were included in income from continuing operations even in situations in which the related income tax effects of items in accumulated other comprehensive income were originally recognized in comprehensive income. Upon adoption of the new accounting guidance, on January 1, 2018, the Company recorded a cumulative-effect adjustment of $0.6 million to decrease accumulated other comprehensive income with a corresponding increase to opening retained earnings.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With more than $20 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies and is ranked #2 on the Forbes 2018 “Best Banks in America” list. Its primary subsidiary, Western Alliance Bank, Member FDIC, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. A national presence with a regional footprint, Western Alliance Bank operates individually branded, full-service banking divisions with offices in key markets nationwide. For more information, visit westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of June 30,
				2018	2017	Change %
				(in millions)
Total assets				$21,367.5	$18,844.7	13.4%
Gross loans, net of deferred fees				16,138.3	13,989.9	15.4
Securities and money market investments				3,688.7	3,283.0	12.4
Total deposits				18,087.5	16,031.1	12.8
Borrowings				75.0	—	NM
Qualifying debt				361.1	375.4	(3.8)
Stockholders' equity				2,391.7	2,058.7	16.2
Tangible common equity, net of tax (1)				2,094.3	1,761.6	18.9

Selected Income Statement Data:
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2018	2017	Change %	2018	2017	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$251,602	$206,953	21.6%	$486,299	$399,218	21.8%
Interest expense	27,494	14,210	93.5	47,971	27,166	76.6
Net interest income	224,108	192,743	16.3	438,328	372,052	17.8
Provision for credit losses	5,000	3,000	66.7	11,000	7,250	51.7
Net interest income after provision for credit losses	219,108	189,743	15.5	427,328	364,802	17.1
Non-interest income	13,444	10,601	26.8	25,087	21,200	18.3
Non-interest expense	102,548	88,420	16.0	200,697	176,247	13.9
Income before income taxes	130,004	111,924	16.2	251,718	209,755	20.0
Income tax expense	25,325	31,964	(20.8)	46,139	56,453	(18.3)
Net income	$104,679	$79,960	30.9	$205,579	$153,302	34.1
Diluted earnings per share	$0.99	$0.76	30.3	$1.95	$1.46	33.6

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2018	2017	Change %	2018	2017	Change %
Diluted earnings per share	$0.99	$0.76	30.3%	$1.95	$1.46	33.6%
Book value per common share	22.59	19.53	15.7
Tangible book value per share, net of tax (1)	19.78	16.71	18.4
Average shares outstanding (in thousands):
Basic	104,691	104,162	0.5	104,611	104,075	0.5
Diluted	105,420	105,045	0.4	105,372	104,941	0.4
Common shares outstanding	105,876	105,429	0.4

Selected Performance Ratios:
Return on average assets (2)	2.02%	1.71%	18.1%	2.00%	1.70%	17.6%
Return on average tangible common equity (1, 2)	20.41	18.42	10.8	20.43	18.14	12.6
Net interest margin (2)	4.70	4.61	2.0	4.65	4.62	0.6
Operating efficiency ratio - tax equivalent basis (1)	42.1	41.2	2.0	42.4	42.8	(0.9)
Loan to deposit ratio	89.22	87.27	2.2

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans outstanding (2)	0.07%	(0.03)%	NM	0.05%	0.00%	NM
Nonaccrual loans to gross loans	0.21	0.22	(4.5)
Nonaccrual loans and repossessed assets to total assets	0.29	0.32	(9.4)
Loans past due 90 days and still accruing to gross loans	—	0.03	NM
Allowance for credit losses to gross loans	0.91	0.94	(3.2)
Allowance for credit losses to nonaccrual loans	432.38	438.33	(1.4)

Capital Ratios (1):
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017
Tangible common equity (1)	9.9%	9.8%	9.5%
Common Equity Tier 1 (1), (3)	10.7	10.5	10.3
Tier 1 Leverage ratio (1), (3)	10.8	10.5	9.9
Tier 1 Capital (1), (3)	11.1	10.9	10.8
Total Capital (1), (3)	13.4	13.2	13.4

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized for the three and six months ended June 30, 2018 and 2017.
(3)    Capital ratios for June 30, 2018 are preliminary until the Call Report is filed.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(dollars in thousands, except per share data)
Interest income:
Loans	$222,035	$183,657	$427,994	$356,210
Investment securities	27,445	20,629	54,066	38,743
Other	2,122	2,667	4,239	4,265
Total interest income	251,602	206,953	486,299	399,218
Interest expense:
Deposits	19,849	9,645	34,022	18,057
Qualifying debt	5,695	4,493	10,664	8,831
Borrowings	1,950	72	3,285	278
Total interest expense	27,494	14,210	47,971	27,166
Net interest income	224,108	192,743	438,328	372,052
Provision for credit losses	5,000	3,000	11,000	7,250
Net interest income after provision for credit losses	219,108	189,743	427,328	364,802
Non-interest income:
Service charges and fees	5,672	5,203	11,417	9,941
Income from equity investments	2,517	1,318	3,977	2,010
Card income	2,033	1,516	4,005	3,008
Income from bank owned life insurance	1,167	973	2,095	1,921
Foreign currency income	1,181	832	2,383	1,874
Lending related income and gains (losses) on sale of loans, net	1,047	227	2,025	649
Gain (loss) on sales of investment securities, net	—	(47)	—	588
Unrealized (losses) gains on assets measured at fair value, net	(685)	—	(1,759)	(1)
Other	512	579	944	1,210
Total non-interest income	13,444	10,601	25,087	21,200
Non-interest expenses:
Salaries and employee benefits	61,785	52,273	123,918	103,893
Legal, professional, and directors' fees	7,946	8,483	13,949	17,286
Occupancy	7,401	6,927	14,265	13,821
Data processing	5,586	4,375	10,793	9,639
Deposit costs	4,114	2,133	7,040	3,874
Insurance	3,885	3,589	7,754	6,817
Business development	1,414	1,447	3,142	3,510
Marketing	1,146	1,131	1,742	1,852
Card expense	1,081	861	2,023	1,592
Loan and repossessed asset expenses	1,017	1,098	1,600	2,376
Intangible amortization	399	488	797	1,177
Net (gain) loss on sales and valuations of repossessed and other assets	(179)	231	(1,407)	(312)
Other	6,953	5,384	15,081	10,722
Total non-interest expense	102,548	88,420	200,697	176,247
Income before income taxes	130,004	111,924	251,718	209,755
Income tax expense	25,325	31,964	46,139	56,453
Net income	$104,679	$79,960	$205,579	$153,302

Earnings per share:
Diluted shares	105,420	105,045	105,372	104,941
Diluted earnings per share	$0.99	$0.76	$1.95	$1.46

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
	(in thousands, except per share data)
Interest income:
Loans	$222,035	$205,959	$200,204	$191,096	$183,657
Investment securities	27,445	26,621	26,312	23,584	20,629
Other	2,122	2,117	1,943	3,156	2,667
Total interest income	251,602	234,697	228,459	217,836	206,953
Interest expense:
Deposits	19,849	14,173	12,459	11,449	9,645
Qualifying debt	5,695	4,969	4,734	4,708	4,493
Borrowings	1,950	1,335	237	96	72
Total interest expense	27,494	20,477	17,430	16,253	14,210
Net interest income	224,108	214,220	211,029	201,583	192,743
Provision for credit losses	5,000	6,000	5,000	5,000	3,000
Net interest income after provision for credit losses	219,108	208,220	206,029	196,583	189,743
Non-interest income:
Service charges and fees	5,672	5,745	5,157	5,248	5,203
Income from equity investments	2,517	1,460	1,519	967	1,318
Card income	2,033	1,972	1,796	1,509	1,516
Income from bank owned life insurance	1,167	928	965	975	973
Foreign currency income	1,181	1,202	906	756	832
Lending related income and gains (losses) on sale of loans, net	1,047	978	1,466	97	227
Gain (loss) on sales of investment securities, net	—	—	1,436	319	(47)
Unrealized (losses) gains on assets measured at fair value, net	(685)	(1,074)	—	—	—
Other	512	432	443	585	579
Total non-interest income	13,444	11,643	13,688	10,456	10,601
Non-interest expenses:
Salaries and employee benefits	61,785	62,133	57,704	52,747	52,273
Legal, professional, and directors' fees	7,946	6,003	6,490	6,038	8,483
Occupancy	7,401	6,864	6,532	7,507	6,927
Data processing	5,586	5,207	5,062	4,524	4,375
Deposit costs	4,114	2,926	2,953	2,904	2,133
Insurance	3,885	3,869	3,687	3,538	3,589
Business development	1,414	1,728	1,179	1,439	1,447
Marketing	1,146	596	1,176	776	1,131
Card expense	1,081	942	855	966	861
Loan and repossessed asset expenses	1,017	583	978	1,263	1,098
Intangible amortization	399	398	408	489	488
Net (gain) loss on sales and valuations of repossessed and other assets	(179)	(1,228)	(34)	266	231
Other	6,953	8,128	8,408	6,839	5,384
Total non-interest expense	102,548	98,149	95,398	89,296	88,420
Income before income taxes	130,004	121,714	124,319	117,743	111,924
Income tax expense	25,325	20,814	34,973	34,899	31,964
Net income	$104,679	$100,900	$89,346	$82,844	$79,960

Earnings per share:
Diluted shares	105,420	105,324	105,164	104,942	105,045
Diluted earnings per share	$0.99	$0.96	$0.85	$0.79	$0.76

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
	(in millions, except per share data)
Assets:
Cash and due from banks	$506.8	$439.4	$416.8	$650.4	$606.7
Securities and money market investments	3,688.7	3,734.3	3,820.4	3,773.6	3,283.0
Loans held for sale	—	—	—	16.3	16.7
Loans held for investment:
Commercial	7,278.4	6,944.4	6,841.4	6,735.9	6,318.5
Commercial real estate - non-owner occupied	4,010.6	3,925.3	3,904.0	3,628.4	3,649.1
Commercial real estate - owner occupied	2,270.5	2,264.6	2,241.6	2,047.5	2,021.2
Construction and land development	1,978.3	1,957.5	1,632.2	1,666.4	1,601.7
Residential real estate	545.3	418.1	425.9	376.7	334.8
Consumer	55.2	50.5	48.8	50.7	47.9
Gross loans, net of deferred fees	16,138.3	15,560.4	15,093.9	14,505.6	13,973.2
Allowance for credit losses	(147.1)	(144.7)	(140.0)	(136.4)	(131.8)
Loans, net	15,991.2	15,415.7	14,953.9	14,369.2	13,841.4
Premises and equipment, net	115.4	116.7	118.7	120.1	120.5
Other assets acquired through foreclosure, net	27.5	30.2	28.5	29.0	31.0
Bank owned life insurance	168.7	168.6	167.8	166.8	166.4
Goodwill and other intangibles, net	300.0	300.4	300.7	301.2	301.6
Other assets	569.2	555.4	522.3	495.6	477.4
Total assets	$21,367.5	$20,760.7	$20,329.1	$19,922.2	$18,844.7
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$7,947.9	$7,502.0	$7,434.0	$7,608.7	$6,859.4
Interest bearing:
Demand	1,864.6	1,776.3	1,586.2	1,406.4	1,480.8
Savings and money market	6,468.8	6,314.9	6,330.9	6,300.2	6,104.0
Time certificates	1,806.2	1,761.3	1,621.4	1,589.5	1,586.9
Total deposits	18,087.5	17,354.5	16,972.5	16,904.8	16,031.1
Customer repurchase agreements	18.0	21.7	26.0	26.1	32.7
Total customer funds	18,105.5	17,376.2	16,998.5	16,930.9	16,063.8
Borrowings	75.0	300.0	390.0	—	—
Qualifying debt	361.1	363.9	376.9	372.9	375.4
Accrued interest payable and other liabilities	434.2	426.9	333.9	472.8	346.8
Total liabilities	18,975.8	18,467.0	18,099.3	17,776.6	16,786.0
Stockholders' Equity:
Common stock and additional paid-in capital	1,387.9	1,385.0	1,384.4	1,378.8	1,376.4
Retained earnings	1,055.1	950.4	848.5	758.6	675.8
Accumulated other comprehensive (loss) income	(51.3)	(41.7)	(3.1)	8.2	6.5
Total stockholders' equity	2,391.7	2,293.7	2,229.8	2,145.6	2,058.7
Total liabilities and stockholders' equity	$21,367.5	$20,760.7	$20,329.1	$19,922.2	$18,844.7

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
	(in thousands)
Balance, beginning of period	$144,659	$140,050	$136,421	$131,811	$127,649
Provision for credit losses	5,000	6,000	5,000	5,000	3,000
Recoveries of loans previously charged-off:
Commercial and industrial	916	459	406	619	1,759
Commercial real estate - non-owner occupied	15	105	58	1,168	360
Commercial real estate - owner occupied	231	21	119	613	46
Construction and land development	8	1,388	218	226	508
Residential real estate	141	250	120	108	1,299
Consumer	14	10	3	33	—
Total recoveries	1,325	2,233	924	2,767	3,972
Loans charged-off:
Commercial and industrial	2,778	3,517	2,019	2,921	651
Commercial real estate - non-owner occupied	232	—	275	175	1,808
Commercial real estate - owner occupied	—	—	—	—	11
Construction and land development	1	—	—	—	—
Residential real estate	885	107	—	—	332
Consumer	5	—	1	61	8
Total loans charged-off	3,901	3,624	2,295	3,157	2,810
Net loan charge-offs (recoveries)	2,576	1,391	1,371	390	(1,162)
Balance, end of period	$147,083	$144,659	$140,050	$136,421	$131,811

Net charge-offs (recoveries) to average loans- annualized	0.07%	0.04%	0.04%	0.01%	(0.03)%

Allowance for credit losses to gross loans	0.91%	0.93%	0.93%	0.94%	0.94%
Allowance for credit losses to gross organic loans	0.99	1.02	1.03	1.06	1.08
Allowance for credit losses to nonaccrual loans	432.38	387.86	318.84	248.07	438.33

Nonaccrual loans	$34,017	$37,297	$43,925	$54,994	$30,071
Nonaccrual loans to gross loans	0.21%	0.24%	0.29%	0.38%	0.22%
Repossessed assets	$27,541	$30,194	$28,540	$28,973	$30,988
Nonaccrual loans and repossessed assets to total assets	0.29%	0.33%	0.36%	0.42%	0.32%

Loans past due 90 days, still accruing	$—	$37	$43	$44	$4,021
Loans past due 90 days and still accruing to gross loans	—%	0.00%	0.00%	0.00%	0.03%
Loans past due 30 to 89 days, still accruing	$1,545	$6,479	$10,142	$5,179	$4,071
Loans past due 30 to 89 days, still accruing to gross loans	0.01%	0.04%	0.07%	0.04%	0.03%

Special mention loans	$150,278	$184,702	$155,032	$199,965	$141,036
Special mention loans to gross loans	0.93%	1.19%	1.03%	1.38%	1.01%

Classified loans on accrual	$156,659	$126,538	$127,681	$122,264	$165,715
Classified loans on accrual to gross loans	0.97%	0.81%	0.85%	0.84%	1.19%
Classified assets	$240,063	$213,482	$222,004	$221,803	$249,491
Classified assets to total assets	1.12%	1.03%	1.09%	1.11%	1.32%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2018			March 31, 2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,902.5	$94,243	5.64%	$6,580.9	$85,547	5.38%
CRE - non-owner occupied	3,964.2	59,373	6.01	3,920.8	56,285	5.76
CRE - owner occupied	2,242.6	28,698	5.23	2,241.8	28,551	5.21
Construction and land development	1,952.0	33,567	6.89	1,789.4	29,619	6.63
Residential real estate	433.4	5,414	5.00	425.3	5,280	4.97
Consumer	52.4	740	5.65	47.9	677	5.65
Total loans (1), (2), (3)	15,547.1	222,035	5.81	15,006.1	205,959	5.59
Securities:
Securities - taxable	2,802.9	19,274	2.75	2,875.3	19,149	2.66
Securities - tax-exempt	848.7	8,171	4.81	836.9	7,472	4.47
Total securities (1)	3,651.6	27,445	3.23	3,712.2	26,621	3.07
Cash and other	382.5	2,122	2.22	425.7	2,117	1.99
Total interest earning assets	19,581.2	251,602	5.26	19,144.0	234,697	5.02
Non-interest earning assets
Cash and due from banks	145.0			142.3
Allowance for credit losses	(145.6)			(141.0)
Bank owned life insurance	168.3			168.1
Other assets	1,010.7			990.8
Total assets	$20,759.6			$20,304.2
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,824.7	$2,360	0.52%	$1,654.7	$1,380	0.33%
Savings and money market	6,126.3	12,324	0.80	6,226.7	8,915	0.57
Time certificates of deposit	1,714.8	5,165	1.20	1,579.9	3,878	0.98
Total interest-bearing deposits	9,665.8	19,849	0.82	9,461.3	14,173	0.60
Short-term borrowings	413.2	1,950	1.89	351.6	1,335	1.52
Qualifying debt	362.8	5,695	6.28	368.8	4,969	5.39
Total interest-bearing liabilities	10,441.8	27,494	1.05	10,181.7	20,477	0.80
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,612.0			7,510.6
Other liabilities	354.0			338.5
Stockholders’ equity	2,351.8			2,273.4
Total liabilities and stockholders' equity	$20,759.6			$20,304.2
Net interest income and margin (4)		$224,108	4.70%		$214,220	4.60%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $5.9 million and $5.7 million for the three months ended June 30, 2018 and March 31, 2018, respectively.

(2)
Included in the yield computation are net loan fees of $11.0 million and accretion on acquired loans of $5.1 million for the three months ended June 30, 2018, compared to $10.0 million and $5.7 million for the three months ended March 31, 2018, respectively.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended June 30,
	2018			2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,902.5	$94,243	5.64%	$6,071.6	$76,000	5.39%
CRE - non-owner occupied	3,964.2	59,373	6.01	3,606.8	52,416	5.84
CRE - owner occupied	2,242.6	28,698	5.23	2,019.5	25,931	5.43
Construction and land development	1,952.0	33,567	6.89	1,605.6	24,965	6.24
Residential real estate	433.4	5,414	5.00	322.2	3,950	4.90
Consumer	52.4	740	5.65	44.7	395	3.53
Total loans (1), (2), (3)	15,547.1	222,035	5.81	13,670.4	183,657	5.60
Securities:
Securities - taxable	2,802.9	19,274	2.75	2,446.5	14,847	2.43
Securities - tax-exempt	848.7	8,171	4.81	628.0	5,782	5.48
Total securities (1)	3,651.6	27,445	3.23	3,074.5	20,629	3.05
Cash and other	382.6	2,122	2.22	903.3	2,667	1.18
Total interest earning assets	19,581.3	251,602	5.26	17,648.2	206,953	4.93
Non-interest earning assets
Cash and due from banks	145.0			140.3
Allowance for credit losses	(145.6)			(130.0)
Bank owned life insurance	168.3			165.8
Other assets	1,010.6			919.6
Total assets	$20,759.6			$18,743.9
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,824.7	$2,360	0.52%	$1,492.7	$986	0.26%
Savings and money market	6,126.3	12,324	0.80	6,155.8	5,831	0.38
Time certificates of deposit	1,714.8	5,165	1.20	1,576.0	2,828	0.72
Total interest-bearing deposits	9,665.8	19,849	0.82	9,224.5	9,645	0.42
Short-term borrowings	413.2	1,950	1.89	34.6	72	0.83
Qualifying debt	362.8	5,695	6.28	359.3	4,493	5.00
Total interest-bearing liabilities	10,441.8	27,494	1.05	9,618.4	14,210	0.59
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,612.0			6,735.3
Other liabilities	354.0			351.7
Stockholders’ equity	2,351.8			2,038.5
Total liabilities and stockholders' equity	$20,759.6			$18,743.9
Net interest income and margin (4)		$224,108	4.70%		$192,743	4.61%
Net interest margin, adjusted (5)						4.49%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $5.9 million and $10.4 million for the three months ended June 30, 2018 and 2017, respectively.

(2)
Included in the yield computation are net loan fees of $11.0 million and accretion on acquired loans of $5.1 million for the three months ended June 30, 2018, compared to $10.0 million and $7.1 million for the three months ended June 30, 2017, respectively.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

(5)
Prior period net interest margin is adjusted to include the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the current period.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Six Months Ended June 30,
	2018			2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,742.6	$179,789	5.51%	$5,908.0	$144,346	5.28%
CRE - non-owner occupied	3,942.6	115,659	5.88	3,585.9	106,277	5.95
CRE - owner occupied	2,242.2	57,249	5.22	2,008.8	50,658	5.28
Construction and land development	1,871.1	63,186	6.76	1,558.5	47,067	6.05
Residential real estate	429.4	10,694	4.98	297.2	6,974	4.69
Consumer	50.2	1,417	5.65	41.6	888	4.27
Total loans (1), (2), (3)	15,278.1	427,994	5.70	13,400.0	356,210	5.53
Securities:
Securities - taxable	2,838.9	38,423	2.71	2,276.8	27,285	2.40
Securities - tax-exempt	842.8	15,643	4.64	616.2	11,458	5.52
Total securities (1)	3,681.7	54,066	3.15	2,893.0	38,743	3.06
Cash and other	404.0	4,239	2.10	693.8	4,265	1.23
Total interest earning assets	19,363.8	486,299	5.14	16,986.8	399,218	4.94
Non-interest earning assets
Cash and due from banks	143.7			141.5
Allowance for credit losses	(143.3)			(127.9)
Bank owned life insurance	168.2			165.3
Other assets	1,000.8			910.1
Total assets	$20,533.2			$18,075.8
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,740.2	$3,741	0.43%	$1,463.9	$1,791	0.24%
Savings and money market	6,176.2	21,238	0.69	6,112.7	11,143	0.36
Time certificates of deposit	1,647.7	9,043	1.10	1,530.7	5,123	0.67
Total interest-bearing deposits	9,564.1	34,022	0.71	9,107.3	18,057	0.40
Short-term borrowings	382.6	3,285	1.72	72.5	278	0.77
Qualifying debt	365.8	10,664	5.83	356.6	8,831	4.95
Total interest-bearing liabilities	10,312.5	47,971	0.93	9,536.4	27,166	0.57
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,561.6			6,230.1
Other liabilities	346.3			316.4
Stockholders’ equity	2,312.8			1,992.9
Total liabilities and stockholders' equity	$20,533.2			$18,075.8
Net interest income and margin (4)		$438,328	4.65%		$372,052	4.62%
Net interest margin, adjusted (5)						4.50%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $11.7 million and $20.1 million for the six months ended June 30, 2018 and 2017, respectively.

(2)
Included in the yield computation are net loan fees of $20.9 million and accretion on acquired loans of $10.8 million for the six months ended June 30, 2018, compared to $16.6 million and $13.5 million for the six months ended June 30, 2017, respectively.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

(5)
Prior period net interest margin is adjusted to include the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the current period.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At June 30, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,195.5	$1.8	$8.3	$2.2	$2.0
Loans, net of deferred loan fees and costs	16,138.3	3,557.6	1,850.7	2,027.8	1,285.4
Less: allowance for credit losses	(147.1)	(33.4)	(17.8)	(20.4)	(10.9)
Total loans	15,991.2	3,524.2	1,832.9	2,007.4	1,274.5
Other assets acquired through foreclosure, net	27.5	2.3	14.1	—	—
Goodwill and other intangible assets, net	300.0	—	23.2	—	156.1
Other assets	853.3	45.8	58.0	14.5	18.2
Total assets	$21,367.5	$3,574.1	$1,936.5	$2,024.1	$1,450.8
Liabilities:
Deposits	$18,087.5	$5,269.3	$3,762.3	$2,303.2	$1,784.3
Borrowings and qualifying debt	436.1	—	—	—	—
Other liabilities	452.2	9.0	14.8	1.7	11.6
Total liabilities	18,975.8	5,278.3	3,777.1	2,304.9	1,795.9
Allocated equity:	2,391.7	434.7	261.3	228.8	301.7
Total liabilities and stockholders' equity	$21,367.5	$5,713.0	$4,038.4	$2,533.7	$2,097.6
Excess funds provided (used)	—	2,138.9	2,101.9	509.6	646.8

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,773	124	98	116	130

Income Statement:

Three Months Ended June 30, 2018:	(in thousands)
Net interest income	$224,108	$57,977	$35,276	$27,664	$23,001
Provision for (recovery) credit losses	5,000	518	(243)	(276)	13
Net interest income after provision for credit losses	219,108	57,459	35,519	27,940	22,988
Non-interest income	13,444	2,256	2,679	966	2,421
Non-interest expense	(102,548)	(22,419)	(15,931)	(14,491)	(13,429)
Income (loss) before income taxes	130,004	37,296	22,267	14,415	11,980
Income tax expense (benefit)	25,325	9,324	4,676	4,036	3,355
Net income	$104,679	$27,972	$17,591	$10,379	$8,625

Six Months Ended June 30, 2018:	(in thousands)
Net interest income	$438,328	$112,532	$71,966	$55,466	$45,256
Provision for (recovery of) credit losses	11,000	1,952	(1,967)	454	1,561
Net interest income after provision for credit losses	427,328	110,580	73,933	55,012	43,695
Non-interest income	25,087	3,672	6,012	1,967	4,969
Non-interest expense	(200,697)	(43,923)	(30,015)	(28,137)	(25,932)
Income (loss) before income taxes	251,718	70,329	49,930	28,842	22,732
Income tax expense (benefit)	46,139	17,645	10,579	8,171	6,452
Net income	$205,579	$52,684	$39,351	$20,671	$16,280

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At June 30, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,181.2
Loans, net of deferred loan fees and costs	186.5	1,566.1	1,205.4	1,431.9	3,022.1	4.8
Less: allowance for credit losses	(1.8)	(15.2)	(11.2)	(7.1)	(29.2)	(0.1)
Total loans	184.7	1,550.9	1,194.2	1,424.8	2,992.9	4.7
Other assets acquired through foreclosure, net	—	—	—	—	—	11.1
Goodwill and other intangible assets, net	—	—	120.6	0.1	—	—
Other assets	0.9	21.0	5.3	6.5	13.8	669.3
Total assets	$185.6	$1,571.9	$1,320.1	$1,431.4	$3,006.7	$4,866.3
Liabilities:
Deposits	$2,514.9	$—	$1,993.5	$—	$—	$460.0
Borrowings and qualifying debt	—	—	—	—	—	436.1
Other liabilities	2.1	17.7	0.1	(0.4)	103.0	292.6
Total liabilities	2,517.0	17.7	1,993.6	(0.4)	103.0	1,188.7
Allocated equity:	67.1	125.3	257.8	117.8	248.0	349.2
Total liabilities and stockholders' equity	$2,584.1	$143.0	$2,251.4	$117.4	$351.0	$1,537.9
Excess funds provided (used)	2,398.5	(1,428.9)	931.3	(1,314.0)	(2,655.7)	(3,328.4)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	65	11	56	17	42	1,114

Income Statement:

Three Months Ended June 30, 2018:	(in thousands)
Net interest income	$16,046	$3,794	$24,562	$13,874	$19,672	$2,242
Provision for (recovery) credit losses	135	(27)	2,256	548	2,074	2
Net interest income after provision for credit losses	15,911	3,821	22,306	13,326	17,598	2,240
Non-interest income	179	—	3,630	—	409	904
Non-interest expense	(8,033)	(2,080)	(9,899)	(2,200)	(6,250)	(7,816)
Income (loss) before income taxes	8,057	1,741	16,037	11,126	11,757	(4,672)
Income tax expense (benefit)	1,853	401	3,688	2,559	2,704	(7,271)
Net income	$6,204	$1,340	$12,349	$8,567	$9,053	$2,599

Six Months Ended June 30, 2018:	(in thousands)
Net interest income	$31,405	$7,539	$47,383	$28,060	$38,484	$237
Provision for (recovery of) credit losses	182	(233)	3,907	1,783	3,359	2
Net interest income after provision for credit losses	31,223	7,772	43,476	26,277	35,125	235
Non-interest income	328	—	6,681	13	633	812
Non-interest expense	(15,836)	(4,254)	(19,733)	(4,405)	(11,912)	(16,550)
Income (loss) before income taxes	15,715	3,518	30,424	21,885	23,846	(15,503)
Income tax expense (benefit)	3,615	809	6,998	5,033	5,484	(18,647)
Net income	$12,100	$2,709	$23,426	$16,852	$18,362	$3,144

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2017:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,237.1	$2.1	$8.2	$2.1	$1.7
Loans, net of deferred loan fees and costs	15,093.9	3,323.7	1,844.8	1,934.7	1,275.5
Less: allowance for credit losses	(140.0)	(31.5)	(18.1)	(19.5)	(13.2)
Total loans	14,953.9	3,292.2	1,826.7	1,915.2	1,262.3
Other assets acquired through foreclosure, net	28.5	2.3	13.3	—	0.2
Goodwill and other intangible assets, net	300.7	—	23.2	—	156.5
Other assets	808.9	46.3	58.8	14.4	15.1
Total assets	$20,329.1	$3,342.9	$1,930.2	$1,931.7	$1,435.8
Liabilities:
Deposits	$16,972.5	$4,841.3	$3,951.4	$2,461.1	$1,681.7
Borrowings and qualifying debt	766.9	—	—	—	—
Other liabilities	360.0	11.6	20.9	3.2	11.9
Total liabilities	18,099.4	4,852.9	3,972.3	2,464.3	1,693.6
Allocated equity:	2,229.7	396.5	263.7	221.8	303.1
Total liabilities and stockholders' equity	$20,329.1	$5,249.4	$4,236.0	$2,686.1	$1,996.7
Excess funds provided (used)	—	1,906.5	2,305.8	754.4	560.9

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,725	110	91	111	123

Income Statements:

Three Months Ended June 30, 2017:	(in thousands)
Net interest income (expense)	$192,743	$49,295	$36,422	$29,058	$19,719
Provision for (recovery of) credit losses	3,000	384	(3,123)	(53)	698
Net interest income (expense) after provision for credit losses	189,743	48,911	39,545	29,111	19,021
Non-interest income	10,601	1,189	2,313	888	1,930
Non-interest expense	(88,420)	(17,922)	(15,115)	(13,020)	(12,162)
Income (loss) before income taxes	111,924	32,178	26,743	16,979	8,789
Income tax expense (benefit)	31,964	12,624	9,360	7,140	3,696
Net income	$79,960	$19,554	$17,383	$9,839	$5,093

Six Months Ended June 30, 2017:	(in thousands)
Net interest income (expense)	$372,052	$93,202	$71,718	$54,276	$41,754
Provision for (recovery of) credit losses	7,250	398	(3,334)	38	1,094
Net interest income (expense) after provision for credit losses	364,802	92,804	75,052	54,238	40,660
Non-interest income	21,200	2,302	4,446	1,631	4,043
Non-interest expense	(176,247)	(36,544)	(30,985)	(25,723)	(24,871)
Income (loss) before income taxes	209,755	58,562	48,513	30,146	19,832
Income tax expense (benefit)	56,453	22,974	16,980	12,677	8,339
Net income	$153,302	$35,588	$31,533	$17,469	$11,493

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2017:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,223.0
Loans, net of deferred loan fees and costs	162.1	1,580.4	1,097.9	1,327.7	2,543.0	4.1
Less: allowance for credit losses	(1.6)	(15.6)	(11.4)	(4.0)	(25.0)	(0.1)
Total loans	160.5	1,564.8	1,086.5	1,323.7	2,518.0	4.0
Other assets acquired through foreclosure, net	—	—	—	—	—	12.7
Goodwill and other intangible assets, net	—	—	120.9	0.1	—	—
Other assets	0.9	17.9	6.0	5.9	15.5	628.1
Total assets	$161.4	$1,582.7	$1,213.4	$1,329.7	$2,533.5	$4,867.8
Liabilities:
Deposits	$2,230.4	$—	$1,737.6	$—	$—	$69.0
Borrowings and qualifying debt	—	—	—	—	—	766.9
Other liabilities	1.2	42.4	0.8	0.4	5.5	262.1
Total liabilities	2,231.6	42.4	1,738.4	0.4	5.5	1,098.0
Allocated equity:	59.4	126.5	244.1	108.3	206.0	300.3
Total liabilities and stockholders' equity	$2,291.0	$168.9	$1,982.5	$108.7	$211.5	$1,398.3
Excess funds provided (used)	2,129.6	(1,413.8)	769.1	(1,221.0)	(2,322.0)	(3,469.5)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	65	10	62	12	38	1,103

Income Statement:

Three Months Ended June 30, 2017:	(in thousands)
Net interest income (expense)	$13,781	$7,488	$21,029	$13,410	$15,304	$(12,763)
Provision for (recovery of) credit losses	165	196	603	1,808	2,322	—
Net interest income (expense) after provision for credit losses	13,616	7,292	20,426	11,602	12,982	(12,763)
Non-interest income	140	162	1,961	—	532	1,486
Non-interest expense	(7,258)	(2,146)	(9,082)	(3,056)	(4,566)	(4,093)
Income (loss) before income taxes	6,498	5,308	13,305	8,546	8,948	(15,370)
Income tax expense (benefit)	2,436	1,994	4,989	3,205	3,356	(16,836)
Net income	$4,062	$3,314	$8,316	$5,341	$5,592	$1,466

Six Months Ended June 30, 2017:	(in thousands)
Net interest income (expense)	$26,529	$13,973	$39,195	$26,991	$29,447	$(25,033)
Provision for (recovery of) credit losses	292	705	899	1,808	5,849	(499)
Net interest income (expense) after provision for credit losses	26,237	13,268	38,296	25,183	23,598	(24,534)
Non-interest income	281	232	3,834	—	1,253	3,178
Non-interest expense	(14,405)	(4,469)	(17,861)	(6,044)	(9,287)	(6,058)
Income (loss) before income taxes	12,113	9,031	24,269	19,139	15,564	(27,414)
Income tax expense (benefit)	4,542	3,396	9,100	7,177	5,837	(34,569)
Net income	$7,571	$5,635	$15,169	$11,962	$9,727	$7,155

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
	(in thousands)
Total non-interest income	$13,444	$11,643	$13,688	$10,456	$10,601
Less:
Gains (losses) on sales of investment securities, net	—	—	1,436	319	(47)
Unrealized (losses) gains on assets measured at fair value, net	(685)	(1,074)	—	—	—
Total operating non-interest income	14,129	12,717	12,252	10,137	10,648
Plus: net interest income	224,108	214,220	211,029	201,583	192,743
Net operating revenue (1)	$238,237	$226,937	$223,281	$211,720	$203,391

Total non-interest expense	$102,548	$98,149	$95,398	$89,296	$88,420
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(179)	(1,228)	(34)	266	231
Total operating non-interest expense (1)	$102,727	$99,377	$95,432	$89,030	$88,189

Operating pre-provision net revenue (2)	$135,510	$127,560	$127,849	$122,690	$115,202

Plus:
Non-operating revenue adjustments	(685)	(1,074)	1,436	319	(47)
Less:
Provision for credit losses	5,000	6,000	5,000	5,000	3,000
Non-operating expense adjustments	(179)	(1,228)	(34)	266	231
Income tax expense	25,325	20,814	34,973	34,899	31,964
Net income	$104,679	$100,900	$89,346	$82,844	$79,960

(1), (2) See Non-GAAP Financial Measures footnotes on page 23.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
	(dollars and shares in thousands)
Total stockholders' equity	$2,391,684	$2,293,763	$2,229,698	$2,145,627	$2,058,674
Less: goodwill and intangible assets	299,951	300,350	300,748	301,157	301,645
Total tangible common equity	2,091,733	1,993,413	1,928,950	1,844,470	1,757,029
Plus: deferred tax - attributed to intangible assets	2,555	2,773	2,698	4,341	4,550
Total tangible common equity, net of tax	$2,094,288	$1,996,186	$1,931,648	$1,848,811	$1,761,579
Total assets	$21,367,452	$20,760,731	$20,329,085	$19,922,221	$18,844,745
Less: goodwill and intangible assets, net	299,951	300,350	300,748	301,157	301,645
Tangible assets	21,067,501	20,460,381	20,028,337	19,621,064	18,543,100
Plus: deferred tax - attributed to intangible assets	2,555	2,773	2,698	4,341	4,550
Total tangible assets, net of tax	$21,070,056	$20,463,154	$20,031,035	$19,625,405	$18,547,650
Tangible common equity ratio (3)	9.9%	9.8%	9.6%	9.4%	9.5%
Common shares outstanding	105,876	105,861	105,487	105,493	105,429
Tangible book value per share, net of tax (4)	$19.78	$18.86	$18.31	$17.53	$16.71

(1), (2), (3), (4) See Non-GAAP Financial Measures footnotes on page 23.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017
	(in thousands)
Total operating non-interest expense	$102,727	$99,377	$95,432	$89,030	$88,189
Divided by:
Total net interest income	224,108	214,220	211,029	201,583	192,743
Plus:
Tax equivalent interest adjustment	5,939	5,727	11,023	10,837	10,453
Operating non-interest income	14,129	12,717	12,252	10,137	10,648
	$244,176	$232,664	$234,304	$222,557	$213,844
Operating efficiency ratio - tax equivalent basis (5)	42.1%	42.7%	40.7%	40.0%	41.2%
Operating efficiency ratio - adjusted *			41.7%	41.0%	42.3%

(5)	See Non-GAAP Financial Measures footnotes on page 23.

*
The prior period operating efficiency ratios are adjusted to include the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the current reporting periods.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	Jun 30, 2018	Dec 31, 2017
	(in thousands)
Common Equity Tier 1:
Common equity	$2,391,684	$2,229,698
Less:
Non-qualifying goodwill and intangibles	297,281	296,421
Disallowed deferred tax asset	845	638
AOCI related adjustments	(61,268)	(9,496)
Unrealized gain on changes in fair value liabilities	13,958	7,785
Common equity Tier 1 (6) (9)	$2,140,868	$1,934,350
Divided by: estimated risk-weighted assets (7) (9)	$19,976,546	$18,569,608
Common equity Tier 1 ratio (7) (9)	10.7%	10.4%

Common equity Tier 1 (6)(9)	2,140,868	1,934,350
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	—	159
Unrealized gain on changes in fair value of liabilities	—	1,947
Tier 1 capital (7) (9)	$2,222,368	$2,013,744
Divided by: Tangible average assets	$20,540,076	$19,624,517
Tier 1 leverage ratio	10.8%	10.3%

Total Capital:
Tier 1 capital (6) (9)	$2,222,368	$2,013,744
Plus:
Subordinated debt	299,447	301,020
Qualifying allowance for credit losses	147,083	140,050
Other	7,567	6,174
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$454,097	$447,244

Total capital	$2,676,465	$2,460,988

Total capital ratio	13.4%	13.3%

Classified assets to Tier 1 capital plus allowance for credit losses:
Classified assets	$240,063	$222,004
Divided by:
Tier 1 capital (7) (9)	2,222,368	2,013,744
Plus: Allowance for credit losses	147,083	140,050
Total Tier 1 capital plus allowance for credit losses	$2,369,451	$2,153,794

Classified assets to Tier 1 capital plus allowance (8) (9)	10.1%	10.3%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 23.

Non-GAAP Financial Measures Footnotes

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) of the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476